Exhibit (h)(7)

Eighth Amended and Restated

Schedule A

to the

Sub-Administration Agreement

by and between

BMO Asset Management Corp.

and

UMB Fund Services, Inc.

Intending to be legally bound, the undersigned hereby amend and restate Schedule A to the aforesaid Agreement as follows, effective as of the date set forth below:

Names of Funds

BMO Low Volatility Equity Fund

BMO Large-Cap Value Fund

BMO Dividend Income Fund

BMO Large-Cap Growth Fund

BMO Mid-Cap Value Fund

BMO Mid-Cap Growth Fund

BMO Small-Cap Value Fund

BMO Small-Cap Growth Fund

BMO Pyrford International Stock Fund

BMO Lloyd George Emerging Markets Equity Fund

BMO Pyrford Global Strategic Return Fund

BMO Ultra Short Tax-Free Fund

BMO Short Tax-Free Fund

BMO Short-Term Income Fund

BMO Short-Intermediate Bond Fund

BMO Intermediate Tax-Free Fund

BMO Government Income Fund

BMO TCH Corporate Income Fund

BMO TCH Core Plus Bond Fund

BMO Monegy High Yield Bond Fund

BMO TCH Emerging Markets Bond Fund

BMO Government Money Market Fund

BMO Tax-Free Money Market Fund

BMO Prime Money Market Fund

BMO Target Retirement 2010 Fund

BMO Target Retirement 2020 Fund

BMO Target Retirement 2030 Fund

BMO Target Retirement 2040 Fund

BMO Target Retirement 2050 Fund

BMO Diversified Income Fund

BMO Moderate Balanced Fund

BMO Growth Balanced Fund

BMO Aggressive Allocation Fund

BMO Diversified Stock Fund

BMO Aggressive Stock Fund

BMO Micro-Cap Fund

BMO Global Low Volatility Equity Fund

In witness whereof, the undersigned have executed this Eighth Amended and Restated Schedule A to the Sub-Administration Agreement between BMO Asset Management Corp. and UMB Fund Services, Inc., effective as of the [27th] day of September, 2013.

UMB FUND SERVICES, INC.		BMO ASSET MANAGEMENT CORP.

By:		By:
	Name:		Name:
	Title:		Title:

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